EXHIBIT 5.1

                           BOND, SCHOENECK & KING, LLP
                                Attorneys at Law

                               One Lincoln Center
                          Syracuse, New York 13202-1355

                               September 23, 1998


Cortland First Financial Corporation
65 Main Street
Cortland, New York 13045

          Re:  Registration Statement on Form S-4

Ladies and Gentlemen:

     This opinion is rendered in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by Cortland First Financial Corporation (the "Company") with the Securities in Exchange Commission under the Securities Act of 1933, as amended, and the Proxy Statement/Prospectus (the "Prospectus") forming part thereof, relating to the issuance by the Company of up to 1,805,754 shares of common stock, par value (after giving effect to the proposed charter amendments described in the Prospectus) $1.00 per share (the "Common Stock"), in the manner set forth in the Registration Statement and the Prospectus.

     In our capacity as counsel to the Company in connection with such registration, we have reviewed the Registration Statement, the Prospectus, the Company's Certificate of Incorporation and By-Laws, records of the Company's corporate proceedings relative to the issuance of the Common Stock and such other legal matters as we have deemed necessary as a basis for our opinion.

     Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the shares of Common Stock will be, upon issuance, delivery and full payment therefor as contemplated in the Registration Statement and the Prospectus, validly issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus.

                                             Very truly yours,

                                             BOND, SCHOENECK & KING, LLP